Exhibit 10.17

                   STOCK AND REAL PROPERTY PURCHASE AGREEMENT

                  THIS AGREEMENT, dated as of March 29, 1996, among CARRIAGE FUNERAL HOLDINGS, INC., a Delaware corporation (the "Purchaser"), DWAYNE R. SPENCE FUNERAL HOME, INC., an Ohio corporation (the "Company"), DWAYNE R. SPENCE and PATRICIA F. SPENCE, residents of Fairfield County, Ohio (the "Spences"), and JAMES H. SHERIDAN, a resident of Fairfield County, Ohio ("Sheridan") (Sheridan and Dwayne R. Spence being hereafter referred to together as the "Shareholders", and the Spences and Sheridan are together referred to as the "Sellers");

                                   WITNESSETH:

                  WHEREAS, the Company owns and operates the Dwayne R. Spence Funeral Homes located in Canal Winchester and Pickerington, Ohio (collectively, the "Homes"); and

                  WHEREAS, the authorized capital stock of the Company consists of 1,000 shares of Common Stock, no par value ("Common Stock"), all of which shares (the "Shares") are issued, outstanding and held and owned of record by the Shareholders as shown on Schedule I hereto; and

                  WHEREAS, the Spences own fee simple title to all of the real property and improvements on which the Home in Canal Winchester, Ohio is located (the "Canal Winchester Tract"), and the Shareholders, through S & S Management Company, an Ohio general partnership of which they are the sole partners ("S&S"), own fee simple title to all of the real property and improvements on which the Home in Pickerington, Ohio is located (the "Pickerington Tract") (the Canal Winchester Tract and the Pickerington Tract are collectively referred to herein as the "Real Property"); and

                  WHEREAS, the parties desire that the Purchaser purchase the Shares and the Pickerington Tract from the Shareholders and the Canal Winchester Tract from the Spences, all upon the terms and conditions and for the consideration herein set forth;

                  NOW, THEREFORE, the parties agree as follows:

                  1. SALE AND PURCHASE OF THE SHARES AND THE REAL PROPERTY.


                  1.1. TRANSFER OF THE SHARES. The Shareholders jointly and severally agree to sell the Shares to the Purchaser, free and clear of all security interests, pledges, liens, mortgages, title restrictions, charges, encumbrances or rights of any other person (collectively, "Liens"). The Purchaser, agrees to purchase and accept the Shares from each of the Shareholders.

                  1.2. TRANSFER OF THE REAL PROPERTY. The Spences jointly and severally agree to sell fee simple title to the Canal Winchester Tract to the Purchaser, free and clear of all Liens other than "Permitted Encumbrances" (herein so called) described on Schedule 3.6, and the Purchaser agrees to purchase and accept the Canal Winchester Tract from the Spences. The Shareholders (through S&S) jointly and severally agree to sell fee simple title to the Pickerington Tract to the Purchaser, free and clear of all Liens other than Permitted Encumbrances described on Schedule 3.6, and the Purchaser agrees to purchase and accept the Pickerington Tract from the Shareholders.

                  1.3. CONSIDERATION. The purchase price for the Canal Winchester Tract shall be $750,000.00, all of which shall be payable in cash at the Closing by wire transfer to such account or accounts as the Spences shall designate in writing prior to the Closing. The purchase price for the Pickerington Tract shall be $450,000.00, all of which shall be payable in cash at the Closing by wire transfer to such account or accounts as the Shareholders shall designate in writing prior to the Closing. The purchase price for the Shares shall be $2,477,407.83. Of the purchase price for the Shares:

                             (i) An amount sufficient to discharge indebtedness
                  of the Company as determined by the Purchaser pursuant to
                  Section 1.4 below, shall be paid to the holders of such indebtedness.

                            (ii) The sum of $910,500.00 shall be payable by the
                  issuance and delivery to the Shareholders of 910,500 shares of Series D Preferred Stock, $.01 par value ("Series D Preferred Stock"), of Carriage Funeral Services, Inc., a Delaware corporation ("Carriage"). Of the Series D Preferred Stock to be issued to the Shareholders as aforesaid, 720,000 shares shall be issued to Dwayne R. Spence and 190,500 shares shall be issued to Sheridan. In addition, at the Closing, Carriage shall issue and deliver to C. Jeffrey Spence ("Jeffrey") an additional 90,000 shares of Series D Preferred Stock, not as purchase price but as partial consideration for his execution and delivery of and performance under his Non-Competition Agreement referred to in Section 2.2(i). The shares of Series D Preferred Stock to be so issued to the Shareholders and Jeffrey as provided above (collectively, the "Series D Shares") shall have the terms and provisions described in
                  Section 1.5 below.

                           (iii) The sum of $662,407.83 (the "Deferred Purchase
                  Price") shall be payable over a period of ten years following the Closing as hereafter provided. The Deferred Purchase Price shall bear interest at a rate of

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                  six percent (6%) per annum. The Deferred Purchase Price shall be payable in ten equal annual installments of principal and interest, each in the amount of $90,000, the first of which shall be payable on or before the first anniversary of the Closing Date, and continuing annually thereafter on or before the second through tenth anniversaries of the Closing Date. The Deferred Purchase Price shall be payable to the Shareholders in accordance with their respective holdings of the Shares as shown on Schedule I hereto. Any installment of Deferred Purchase Price not paid within 30 days after the date due shall commence to accrue interest on the overdue amount at the rate of ten percent (10%) per annum. The Deferred Purchase Price shall be subject to offset as provided in Section 10.4.

                            (iv) The excess of such purchase price over such
                  amounts determined under the foregoing clauses (i) through
                  (iii) shall be paid to the Shareholders in cash at Closing, by wire transfer to such account or accounts as the Shareholders shall designate in writing prior to the Closing.

                  The purchase price for the Shares shall be subject to adjustment as provided in Section 1.4 below.

                  1.4. ADJUSTMENT TO CONSIDERATION. At or prior to Closing, the Shareholders shall deliver to the Purchaser a written statement, certified by them to be accurate and complete, setting forth a description, and the outstanding balance as of the Closing, of all liabilities and obligations of the Company, including (but not limited to) indebtedness for borrowed money, indebtedness secured by Liens against any assets or properties of the Company or any of the Real Property, accounts and trade payable, accrued liabilities, federal, state and local taxes, any liabilities under suits, claims, judgments or orders then pending or any other liability or obligation of the Company attributable to the operation of the Company's business prior to Closing (collectively, "Unassumed Liabilities"), excluding obligations under preneed contracts for which the full amount has been deposited in trust as required under applicable law. At Closing, the Purchaser shall pay out of the purchase price for the Shares such portion as shall be required to pay and discharge those Unassumed Liabilities secured by Liens against any assets or properties of the Company, any other indebtedness of the Company for borrowed money, and any other Unassumed Liabilities as mutually determined by the parties, either directly to such creditors or otherwise in a manner mutually determined by the parties such as to assure that the assets and properties of the Company and the Real Property are free and clear of any Liens (other than Permitted

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         Encumbrances) and all such Unassumed Liabilities are paid or satisfied in full. Any Unassumed Liabilities remaining unpaid after the Closing shall be subject to indemnification under Section 10.1.

                  1.5. SERIES D PREFERRED STOCK. The terms and provisions of the Series D Preferred Stock shall be as provided in the Certificate of Designation, Preferences, Rights and Limitations of the Series D Preferred Stock, a copy of which has been provided to the Shareholders (the "Series D Designation"), to the extent applicable to the Series D Shares and subject to this Section 1.5. The "Dividend Rate" (as defined in the Series D Designation) applicable to the Series D Shares to be issued at the Closing as provided herein shall be $.06 per annum, payable quarter-annually, and the "Initial Conversion Base Price" (as defined in the Series D Designation) of the Series D Shares shall be $9.00 per share. Carriage's obligations under the terms of the Series D Designation to distribute assets on a preferential basis to the holders of the Series D Shares in connection with the dissolution, liquidation or winding up of the affairs of the Purchaser, to redeem the Series D Shares on December 31, 2001 at $1.00 per Series D Share, and to pay quarterly dividends in respect of the Series D Shares as therein provided, shall, at all times while the Series D Shares are outstanding, be secured by an irrevocable standby letter of credit (together, with any and all renewals and replacements, the "Letter of Credit") to be issued by Provident Services, Inc. ("Provident"), for the account of Carriage, in favor of Dwayne R. Spence, as agent for the Shareholders and Jeffrey, as beneficiaries (all of whom, in their capacities as such, including their successors and permitted assigns, are hereafter referred to as "Beneficiaries"), in an amount equal to the aggregate redemption price for the Series D Shares then outstanding plus the aggregate amount of dividends to accrue thereon for the two successive quarter-annual dividend periods. The initial Letter of Credit shall be in the amount of $1,030,515.00, shall be dated the Closing Date and shall be in substantially the form of Exhibit A attached hereto. The initial Letter of Credit shall have an expiry date of no earlier than one year from its date of issue and shall provide that, if within 15 days prior to its expiry date, it is not renewed, replaced or extended for an additional period of at least one year (but in no event for any period extending past January 31, 2002) in the amount calculated above, the Shareholders shall be entitled to draw thereon as therein provided. Any replacement Letter of Credit may be issued by Provident or by another financial institution having combined capital, surplus and undivided profits of at least $100 million. It shall be a condition to any conversion of the Series D Shares into Common Stock of Carriage pursuant to the Series D Designation that the holders thereof have surrendered the Letter of Credit (x)

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         without replacement or renewal, if all of such Series D Shares have been fully converted, or (y) if less than all of such Series D Shares have been so converted, in exchange for and receipt of a replacement Letter of Credit in the amount of the aggregate redemption price of the Series D Shares remaining outstanding after such conversion plus dividends to accrue thereon for the two successive quarter-annual dividend periods thereafter. The Letter of Credit shall be transferrable only in connection with any transfer of the Series D Shares and the transferee's acknowledgment of the obligations of the Beneficiaries under this Agreement, but the Letter of Credit shall not be divisible into separate letters of credit. Dwayne R. Spence shall at all times act as agent for all Beneficiaries under the Letter of Credit until his death, resignation or removal in such capacity by unanimous consent of all of the other Beneficiaries for breach of fiduciary duty, in which case a majority in interest of the remaining Beneficiaries shall designate in writing to Carriage a successor agent among them to take his place. Carriage may conclusively rely upon the actions taken by Dwayne R. Spence or any successor agent for the Beneficiaries in all dealings in respect of the Letter of Credit and the Beneficiaries' rights and interests thereunder.

                  1.6. CERTAIN PRORATIONS. All normal and customarily proratable items relating to the assets and liabilities of the Homes and to the Real Property, including but not limited to, utilities, real estate and personal property taxes, and the right to receive refunds or rebates of premiums in respect of real estate, automobile and malpractice insurance maintained by the Company through the Closing, shall be prorated as of the Closing Date, the Sellers being charged and credited for all of same up to such date and the Purchaser being charged and credited for all of same on and after such date. If the actual amounts to be prorated are not known as of the Closing Date, the prorations shall be made on the basis of the best evidence then available, and thereafter, within thirty (30) days after actual figures are received, a cash settlement will be made between the Sellers and the Purchaser, if the net adjustment exceeds $200.00.

                  1.7. FURTHER ASSURANCES. The Sellers agree to execute and deliver from time to time after the Closing, at the reasonable request of the Purchaser, and without further consideration, such additional instruments of conveyance and transfer, and to take such other action as the Purchaser may reasonably require more effectively to convey, assign, transfer and deliver the Shares and good and marketable title to the Real Property to the Purchaser.

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                  2. THE CLOSING.

                  2.1. TIME AND PLACE. The Closing shall occur at the offices of Sitterley and Vandervoort, 123 South Broad Street, Suite 211, Lancaster, Ohio 43130, at 9:00 a.m. on March 29, 1996, or at such other date, time or place as may be mutually agreed upon by the parties, but in no event later than March 29, 1996. The date and time of the Closing is herein called the "Closing Date", and shall be deemed to have occurred as of the commencement of business on the Closing Date. At the Closing, the Shareholders shall deliver all certificates representing their respective Shares, duly endorsed or accompanied by duly executed stock powers, and the Sellers shall each execute and deliver one or more general warranty deeds conveying fee simple title to the Real Property to the Purchaser, all against receipt of the consideration therefor. All action to be taken at the Closing as hereinafter set forth, and all documents and instruments executed and delivered, and all payments made with respect thereto, shall be considered to have been taken, delivered or made simultaneously, and no such action or delivery or payment shall be considered as complete until all action incident to the Closing has been completed.

                  2.2. RELATED TRANSACTIONS. In addition to the purchase and sale of the Shares and the Real Property, the following transactions shall take place at the Closing:

                             (i) the Purchaser and Jeffrey shall each execute
                  and deliver to the other a Non-Competition Agreement to be dated the Closing Date in substantially the form of Exhibit B hereto (the "Non-Competition Agreement");

                            (ii) the Company, on the one hand, and each of
                  Dwayne R. Spence, Sheridan and Jeffrey, on the other, shall each execute and deliver to the other an Employment Agreement to be dated the Closing Date and in substantially the forms of Exhibits C-1, C-2 and C-3, respectively, hereto (collectively, the "Employment Agreements");

                           (iii) the Purchaser and the Shareholders shall each
                  execute and deliver to the other a First Refusal Agreement to be dated the Closing Date and in substantially the form of Exhibit D hereto (the "First Refusal Agreement"); and

                            (iv) effective immediately prior to the Closing, the
                  Company shall distribute to the Shareholders (x) all of the Company's accounts receivable as of the Closing Date ("Closing Date Receivables"), and (y) all of

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                  the Company's cash balances in bank accounts, certificates of deposits or marketable securities as of the Closing Date, other than any such cash or other investments that are used or applied to fund preneed trust accounts or funds of the Company.

                  3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. The Sellers jointly and severally represent and warrant to and agree with the Purchaser that:

                  3.1. TITLE TO THE SHARES. The Shareholders have good and marketable title to the Shares as shown on Schedule I, free and clear of any and all Liens, and the Shareholders have the absolute and unrestricted right, power, authority and capacity to sell the Shares to the Purchaser as provided in this Agreement. Upon delivery of the Shares to the Purchaser, against payment therefor as provided in
         Section 1.3, the Purchaser will receive from the Shareholders good and marketable title thereto, free and clear from all Liens.

                  3.2. ORGANIZATION AND EXISTENCE. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has all requisite corporate power to enter into and perform its obligations under this Agreement and to carry on its business as now conducted. The Shareholders have delivered to the Purchaser complete and correct copies of the Articles of Incorporation and Code of Regulations of the Company, both as in effect on the date hereof.

                  3.3. CAPITALIZATION. The authorized capital stock of the Company consists of 1,000 shares of Common Stock, no par value, all of which shares are validly issued and outstanding, fully paid and nonassessable and not issued in violation of the preemptive rights of any person. No shares of the Company are held by it as treasury stock. The Company does not have any outstanding subscriptions, options or other agreements or commitments obligating it to issue shares of its capital stock. From the date hereof through the Closing Date, the Shareholders will not, and will not cause or permit the Company to, issue or enter into any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of capital stock of the Company.

                  3.4. NO SUBSIDIARIES. The Company has no subsidiaries or any investment or ownership interest in any corporation, joint venture or other business enterprise.

                  3.5. FINANCIAL INFORMATION. The Shareholders have delivered to the Purchaser (i) the unaudited Balance Sheet of the Company at June 30, 1995 (the "Company Balance Sheet") and the related unaudited Profit and Loss Statement of the Company for the six-month period of operations then ended, and (ii) the unaudited (compiled) Balance Sheets of the Company at December 31, 1993 and 1994 and the related unaudited (compiled) Profit and Loss Statements of the Company for the respective twelve-month periods of operations then ended, together with the notes thereto and compilation reports of Federated Funeral Directors of America thereon. All such financial statements are true and correct, have been prepared in accordance with the books and records of the Company, and present fairly the financial positions of the Company at the dates indicated and the results of its operations for the periods then ended in accordance with the Standards of Generally Accepted Tax Accounting Principles consistently applied (the "Standards"). The Homes collectively performed at least 197 adult funeral services for the twelve months ended December 31, 1993, at least 225 adult funeral services for the twelve months ended December 31, 1994, and at least 223 adult funeral services for the twelve months ended December 31, 1995.

                  3.6. REAL PROPERTY. (a) Schedule 3.6 attached hereto sets forth a legal description of all parcels included within the Real Property, and also briefly describes each building and major structure and improvement thereon. The Spences have good and marketable fee simple title to the Canal Winchester Tract, and the Shareholders (through S&S) have good and marketable fee simple title to the Pickerington Tract, in each case free and clear of any and all Liens, other than (i) Liens to be fully released at or prior to Closing, and
         (ii) title restrictions described in Schedule 3.6 as constituting "Permitted Encumbrances" (the "Permitted Encumbrances"). No person other than the Sellers and the Company have any ownership, leasehold or other interest of any kind in the Real Property. The Real Property is the only interest in real property used in the conduct of the business of the Homes as presently conducted. All of the buildings, structures and improvements located on the Real Property are in good operating condition, ordinary wear and tear excepted. None of such buildings, structures or improvements, or the operation or maintenance thereof as now operated or maintained, contravenes any zoning ordinance or other administrative regulation or violates any restrictive covenant or any provision of law, the effect of which would interfere with or prevent their continued use for the purposes for which they are now being used. There is not pending nor, to the knowledge of any Seller, threatened any proceeding for the taking or condemnation of the Real Property or any portion thereof.

                  (b) No toxic or hazardous wastes (as defined by the U.S. Environmental Protection Agency, or any similar state or local agency) or hazardous substances (as defined under the

         Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended, or the Resource Conservation and Recovery Act, as amended, or any similar state or local statute or regulation) have been generated, stored, dumped, located or released onto or from the Real Property, nor to the knowledge of any Seller, have any such materials or wastes been generated, stored, dumped, located or disposed of on any real property contiguous or adjacent to the Real Property. The Real Property is not now, and will not be in the future as a result of its condition at or prior to Closing (based upon the state of the law on the date of this Agreement), subject to any reclamation, remediation or reporting requirements of any federal, state, local or other governmental body or agency having jurisdiction over the Real Property. The Real Property does not contain any asbestos, polychlorinated byphenyls, urea, formaldehyde, lead based paint, radon gas or underground storage tanks, except for substances used in the ordinary course of the operation of the Homes that are properly used, stored and disposed of in accordance with applicable legal requirements.

                  (c) None of the Real Property is located within an area that has been designated by the Federal Insurance Administration, the Army Corp of Engineers, or any other governmental agency or body as being subject to special flooding hazards.

                  (d) No Seller is a "foreign person" (as defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder), and the Sellers shall deliver at Closing a non-foreign affidavit in recordable form containing such information as shall be required by Internal Revenue Code Section 1445(b)(2) and the regulations issued thereunder.

                  (e) All bills and other payments due with respect to the ownership, operation, and maintenance of the Real Property have been (or on the Closing Date will be) paid, and no Liens or other claims for the same have been filed or asserted against any part of the Real Property.

                  3.7. TITLE TO AND STATUS OF PROPERTIES. All assets, rights and properties utilized in the conduct of the business of the Homes (other than the Real Property) are owned by the Company. None of such assets, rights or properties is subject to any lease or license. The Company is in actual possession and control of all properties owned by it, and has good and marketable title to all of its assets, rights and properties, including without limitation, all properties and assets reflected in the Company Balance Sheet (other than properties and assets reflected in such balance sheet that have been sold or otherwise disposed of in the ordinary course of business subsequent to the date of the Company Balance Sheet), free and clear of all Liens, except for Liens to be discharged and released at or prior to Closing as contemplated in Section 1.4.

                  3.8. ABSENCE OF CHANGES OR EVENTS. Since the date of the Company Balance Sheet, there has not been:

                           (i) any adverse change in the financial condition,
                  operations, properties or prospects of the Company or either Home;

                           (ii) any change in the authorized capital or
                  outstanding securities of the Company;

                            (iii) any capital stock, bonds or other securities
                  which the Company has issued, sold, delivered or agreed to issue, sell or deliver, nor has the Company granted or agreed to grant any options, warrants or other rights calling for the issue, sale or delivery thereof;

                             (iv) any borrowing or agreement by the Company to
                  borrow any funds, nor has the Company incurred, or become subject to, any absolute or contingent obligation or liability, except trade payables incurred in the ordinary course of business;

                           (v) any declaration or payment of any bonus or other
                  extraordinary compensation to any employee of the Company;

                           (vi) any hiring, firing, reassignment or other change
                  in any key personnel of the Company;

                            (vii) any sale, transfer or other disposition of, or
                  agreement to sell, transfer or otherwise dispose of, any of the inventories or other assets or properties of the Company, except in the ordinary course of business;

                           (viii) any material damage, destruction or losses
                  against the Company or any waiver any rights of material value to the Company;

                             (ix) any labor strike or labor dispute, or the
                  entering into of any collective bargaining agreement, with respect to employees of the Company;

                              (x) any claim or liability for any material
                  damages for any actual or alleged negligence or other tort or breach of contract against or affecting the Company;

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                             (xi) any new competitor that has, to the
                  Shareholders' knowledge, built, commenced to build or announced intentions to build a funeral home or mortuary in direct competition with either Home; or

                            (xii) any other transaction or event entered into or
                  affecting the Company other than in the ordinary course of the business.

                  3.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the Company Balance Sheet, the Company has no, and none of its assets or properties are subject to any, liabilities or obligations of any kind or nature, other than unsecured trade accounts payable and accrued expenses arising in the ordinary course of the Company's business since the date of the Company Balance Sheet.

                  3.10. TAX MATTERS. All federal, state, county, local and other taxes due and payable by the Company on or before the date of this Agreement have been paid or are adequately provided for in the Company's books and records. The Company has filed all tax returns and reports required to be filed by it with all taxing authorities, and all such tax returns and reports are true, complete and correct. True and correct copies of the federal, state and local income tax returns filed by the Company for each of its last three taxable years have been furnished to the Purchaser. No assessments of deficiencies have been made against the Company which are presently pending or outstanding. No state of facts exists or has existed which would constitute grounds for the assessment of any tax liability against the Company with respect to any prior taxable period which has not been audited by the Internal Revenue Service or which has not been closed by applicable statute. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any income tax return of the Company for any period. The Shareholders shall be fully responsible for all taxes of the Company accrued through the Closing and for completing, filing and handling (or for reimbursing the Purchaser for its out-of-pocket cost in completing, filing and handling, based solely on information furnished by the Shareholders) all tax returns and reports in respect in of all periods through Closing, including responding to any inquiries, examinations or audits regarding such taxes, returns and reports.

                  3.11. INVENTORY; ACCOUNTS RECEIVABLE. The inventories reflected on the Company Balance Sheet and all items placed in inventory since the date thereof are (i) accounted for in accordance with the Standards, (ii) accounted for net of reserves which are sufficient to cover any losses due to obsolescence, shrinkage, or unmarketability, and (iii) saleable or usable in the ordinary course of business of the Company at usual and customary prices, subject to normal returns and markdowns consistent with past practice. All of the note and accounts receivables of the Company will, on the Closing Date (i) represent bona fide claims for goods delivered or services rendered, and (ii) not be subject to any rights of offset or counterclaim. At the Closing, the Share-holders shall provide to the Purchaser a list, certified by them to be true and complete, of all of the Company's inventory and all of the Company's notes and accounts receivable, in each case as of the Closing Date.

                  3.12. FIXED ASSETS. Schedule 3.12 lists all motor vehicles and all other material items of equipment, fixtures, furniture and other fixed assets owned by the Company. All such items are in good and operating condition and repair, ordinary wear and tear excepted. The Purchaser acknowledges that there is located in the Homes six water color paintings that belong personally to Dwayne R. Spence, and the Purchaser agrees that such paintings may continue to be displayed at the Homes for so long after the Closing as Mr. Spence wishes.

                  3.13. CONTRACTS AND COMMITMENTS. Schedule 3.13 hereto sets forth a complete description of:

                             (i) all loan, credit and similar agreements to
                  which the Company is a party or by which it is bound, and all notes or other evidences of indebtedness of, or agreements creating any Lien on any property of, the Company;

                           (ii) all employment contracts, noncompetition
                  agreements and other agreements relating to the employment of any employees of the Company;

                           (iii) all contracts and agreements affecting the
                  Company which do not terminate or are not terminable by the Company upon notice of 30 days or less or which involves an obligation on its part in excess of $1,000 per annum or $5,000 in the aggregate; and

                            (iv) all other contracts and commitments of the
                  Company entered into outside the ordinary course of business.

                  Each contract and commitment described on Schedule 3.13 is valid and in full force and effect, and neither the Company, nor, to the knowledge of the Shareholders, any of the other parties thereto, are in default thereunder. The Shareholders have furnished to the Purchaser a true and correct copy of each document listed on Schedule 3.13.

                  3.14. PRENEED CONTRACTS AND TRUST ACCOUNTS. Schedule 3.14 hereto accurately and completely lists (i) all preneed contracts of the Company unfulfilled as of the date hereof, including contracts for the sale of funeral merchandise and services, and (ii) all trust accounts relating to the Homes, indicating the location of each and the balance thereof. All preneed contracts required to be listed on Schedule 3.14
         (x) have been entered into in the normal course of business at regular retail prices, or pursuant to a sales promotion program, solely for use by the named customers and members of their families on terms not more favorable than shown on the specimen contracts which have been delivered to the Purchaser, (y) are subject to the rules and regulations of the Company as now in force (copies of which have been delivered to the Purchaser), and (z) on the date hereof are in full force and effect, subject to no offsets, claims or waivers, and neither the Company nor such customer is in default thereunder. All funds received by the Company under preneed contracts have been deposited in the appropriate accounts and administered and reported in accordance with the terms thereof and as required by applicable laws and regulations. The aggregate market value of the preneed accounts, trusts or other deposits is equal to or greater than the aggregate preneed liability related to such accounts. The services heretofore provided by the Company have been rendered in a professional and competent manner consistent with prevailing professional standards, practices and customs.

                  3.15. TRADEMARKS, ETC. The Company does not own nor has it applied for any patents, patent applications, patent licenses, trademarks, trademark applications or trademark licenses (collectively, "Intangible Rights"), except as described on Schedule 3.15. The Company owns or possesses valid rights or adequate licenses for all of such Intangible Rights as are necessary to the conduct of the business of the Homes as presently conducted. The Company is not charged with infringement of any Intangible Rights of any other person, nor does the Company know of any such infringement, whether or not claimed by any person.

                  3.16. INSURANCE. The Company maintains such policies of insurance in such amounts, and which insure against such losses and risks, as are generally maintained for comparable businesses and properties. Valid policies for such insurance will be outstanding and duly in force at all times prior to the Closing.

                  3.17. LICENSES, PERMITS, ETC. Schedule 3.17 hereto correctly and completely lists all licenses, franchises, permits, certificates, consents, rights and privileges issued to or held by the Company, which are all that are necessary or appropriate for the conduct of the business and operations of the Company and the Homes. All such items are in full force and effect.

                  3.18. LITIGATION. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of either Shareholder, threatened against or affecting the Company or any of the assets or properties of the Company, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality. The Company is not subject to any continuing court or administrative order, writ, injunction or decree, nor is the Company in default with respect to any order, writ, injunction or decree issued by any court or foreign, federal, state, municipal or other governmental department, commission, board, agency or instrumentality.

                  3.19. COMPLIANCE WITH LAWS. The Company has complied and is in compliance with all federal, state, municipal and other statutes, rules, ordinances, and regulations applicable to the Company, the operation of the Homes and the Company's assets, rights and properties (including without limitation all environmental protection and occupations safety and health rules, regulations and laws, and laws and regulations applicable to preneed contracts and trust accounts, including the so-called "FTC Funeral Rule").

                  3.20. EMPLOYEES. Schedule 3.20 hereto correctly and completely lists the names and monthly or hourly rates of salary and other compensation of all the employees and agents of the Company. Schedule
         3.20 also sets forth the date of the last salary increase for each employee listed thereon, the outstanding balances of all loans and advances, if any, made by the Company to any employee or agent of the Company, and the number of vacation days or other time off to which each such employee is presently eligible to take. At Closing, the Shareholders will cause the Company to pay or satisfy all vacation, holiday and other accrued benefits to employees of the Homes which are then outstanding. Following the Closing, the Purchaser agrees that it will give each such employee credit for years of service with the Homes for purposes of determining seniority under the Purchaser's employee benefit plans. There are not pending or threatened against the Company any general labor disputes, strikes or concerted work stoppages, and there are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association with respect to any employees of the Company. Neither Shareholder is aware of the existence of any serious health condition of any key management personnel of either Home that might impair any such person's ability to carry on his or her normal duties into the foreseeable future after the Closing. The Company believes that the relations between the Company and its employees are good.

                  3.21. EMPLOYEE BENEFIT PLANS. Schedule 3.21 describes all plans, contracts, commitments, programs and policies (including, without limitation, pension, profit sharing, thrift, bonus, deferred compensation, severance, retirement, disability, medical, life, dental and accidental insurance, vacation, sick leave, death benefit and other similar employee benefit plans and policies) maintained by the Company providing benefits to any employees or former employee of the Company (collectively, the "Plans"). The Shareholders have delivered to the Purchaser true and correct copies of all documents embodying the Plans, and all determination letters from the Internal Revenue Service regarding Plans required to be qualified under the Code. All obligations of the Company under the Plans have been fully paid and fully funded. All necessary governmental approvals have been obtained for all Plans subject to the Employee Retirement Income Security Act of 1974 ("ERISA") and have been qualified under Section 401 of the Code, and each trust established for any Plan is exempt from federal income taxation under Section 501(a) of the Code. With respect to any such Plan or any other "employee welfare plan" (as defined in ERISA) maintained by the Company, there has been no (i) "reportable event" as defined in Section 4043 of ERISA, or (ii) event described in Section 4062(e) or 4036(a) of ERISA.

                  3.22. AFFILIATED PARTY TRANSACTIONS. Each Home has been operated and is being operated in a manner separate from the personal and other business activities of the Sellers and their affiliates, and neither the Company nor its assets are subject to any affiliated party commitments or transactions.

                  3.23. BOOKS AND RECORDS. All books and records of the Company are true, correct and complete in all material respects, have been maintained by the Company in accordance with good business practice and in accordance with all laws, regulations and other requirements applicable to the Company. The corporate records of the Company reflect a true record of all meetings and proceedings of the Board of Directors and the shareholders of the Company.

                  3.24. FINDERS. Neither the Company nor any Seller is a party to or in any way obligated under any contract or other agreement, and there are no outstanding claims against any of them, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

                  3.25. AUTHORITY OF THE SELLERS. Each Seller has the full right, capacity and authority to enter into and perform this Agreement and the other documents to be executed by such Seller as provided in this Agreement, and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and upon execution and delivery by each Seller, each of such other documents will constitute, the legal, valid and binding obligations of the Sellers enforceable against them in accordance with their respective terms. Neither the execution, delivery nor performance of this Agreement or any of such other documents, nor the consummation of the transactions contemplated hereby or thereby, by any Seller will: (i) result in a violation or breach of any term or provision of, constitute a default or acceleration under, require notice to or consent of any third party to, or result in the creation of any Lien by virtue of (x) the Articles of Incorporation or Code of Regulations of the Company or
         (y) any contract, agreement, lease, license or other commitment to which the Company or any Seller is a party or by which the Company or such Seller or his, her or its respective assets or properties are bound; nor (ii) violate any statute or any order, writ, injunction or decree of any court, administrative agency or governmental body.

                  3.26. AUTHORITY OF THE COMPANY. The execution, delivery and performance by the Company of this Agreement has been duly authorized by its Board of Directors. This Agreement is legally binding and enforceable against the Company in accordance with its terms. Neither the execution, delivery nor performance by the Company of this Agreement will result in a violation or breach of, nor constitute a default or accelerate the performance required under, the Articles of Incorporation or Code of Regulations of the Company or any indenture, mortgage, deed of trust or other contract or agreement to which the Company is a party or by which it or its properties are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

                  3.27. FULL DISCLOSURE. The representations and warranties made by the Company and the Sellers hereunder or in any Schedules or certificates furnished to the Purchaser pursuant hereto or thereto, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein necessary to make the representations or warranties herein or therein, in light of the circumstances in which they are made, not misleading.

                  3.28. ACQUISITION OF SERIES D SHARES. The Series D Shares to be acquired by the Shareholders hereunder will be acquired by them for investment purposes only and not with the present intention or view to, or resale in connection with, any distribution thereof within the meaning of the Securities

         Act of 1933, as amended. Each Shareholder understands that the Series D Shares will not be registered under such Securities Act or any state securities or blue sky laws, and except as provided in the Series D Designation neither Carriage nor the Purchaser is under any obligation to register any Series D Shares under any such laws. The Shareholders further understand that transferability of the Series D Shares will be restricted in accordance with applicable state and federal securities laws, and that a restrictive legend to such effect will be inscribed on each certificate representing Series D Shares. The Shareholders prior to the Closing will have had full opportunity to receive such information and ask such questions of representatives of Carriage concerning Carriage, its subsidiaries and their business, operations, assets and prospects, and concerning an investment in the Series D Shares, as the Shareholders will have deemed appropriate in order to make an informed investment decision with respect to the Series D Shares.

                  3.29. SCHEDULES. The Schedules referred to in this Agreement have been prepared as of the date hereof in a separate binder or volume contemporaneously with the execution of this Agreement, and have been signed for identification by the Sellers.

                  4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to and agrees with the Company and the Sellers that:

                  4.1. ORGANIZATION AND EXISTENCE. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the other documents to which it is a party.

                  4.2. AUTHORITY OF THE PURCHASER. The execution, delivery and performance by the Purchaser of this Agreement and the documents contemplated in this Agreement to be executed and delivered by it have been duly authorized by its Board of Directors. This Agreement is, and upon their execution and delivery as herein provided such other documents will be, valid and binding upon the Purchaser and enforceable against the Purchaser in accordance with their respective terms. Neither the execution, delivery or performance by the Purchaser of this Agreement, or any such other document will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Certificate of Incorporation or Bylaws of the Purchaser or under any indenture, mortgage, deed of trust or other contract or agreement to which it is a party or by which it or its property is bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

                  4.3. SECURITIES LAWS. Assuming that the representations and warranties of the Shareholders in Section 3.28 are true, Carriage's issuance of the Series D Shares to the Shareholders will be exempt from the registration and/or qualification requirements of all federal and state securities or blue sky laws applicable to the issuance or sale of the Series D Shares.

                  4.4. FINDERS. The Purchaser is not a party to or in any way obligated under any contract or other agreement, and there are not outstanding claims against it, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

                  4.5. FULL DISCLOSURE. The representations and warranties made by the Purchaser hereunder, or in any certificates furnished to the Sellers pursuant hereto do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the representations or warranties herein or therein, in light of the circumstances in which they are made, not misleading.

                  5. COVENANTS OF THE COMPANY AND THE SELLERS PENDING CLOSING. The Company and the Sellers jointly and severally covenant and agree with the Purchaser that:

                  5.1. CONDUCT OF BUSINESS. From the date of this Agreement to the Closing Date, the business of the Company will be operated only in the ordinary course, and, in particular, without the prior written consent of the Purchaser, the Company will not, and the Sellers will not cause or allow the Company to:

                           (i) cancel or permit any insurance to lapse or
                  terminate, unless renewed or replaced by like coverage;

                           (ii) amend or otherwise modify its Articles of
                  Incorporation or Code of Regulations;

                           (iii) take any action described in Section 3.8;

                           (iv) enter into any contract, agreement or other
                  commitment of the type described in Section 3.13;

                           (v) hire, fire, reassign or make any other change in
                  key personnel of the Company, or increase the rate of compensation of or declare or pay any bonuses to any employee in excess of that listed on Schedule 3.20; or

                           (vi) take any other action which would cause any of
                  the representations and warranties made in Section 3 hereof not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if the same had been made on and as of the Closing Date.

                  5.2. ACCESS TO INFORMATION. Prior to Closing, the Company will give to the Purchaser and its counsel, accountants and other representatives, full and free access to all of the properties, books, contracts, commitments and records of the Company so that the Purchaser may have full opportunity to make such investigation as it shall desire to make of the affairs of the Company. If in the process of such investigation an executive officer of the Purchaser becomes actually aware that any representation or warranty under Section 3 is untrue, the Purchaser shall use its best efforts to inform the Shareholders thereof so that the same may be resolved prior to the Closing.

                  5.3. CONSENTS AND APPROVALS. The Company and the Sellers will use their best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on their part to consummate the transactions contemplated by this Agreement.

                  5.4. NO SHOP. For so long as this Agreement remains in effect, neither the Company nor any Seller shall enter into any agreements or commitments, or initiate, solicit or encourage any offers, proposals or expressions of interest, or otherwise hold any discussions with any potential buyers, investment bankers or finders, with respect to the possible sale or other disposition of all or any substantial portion of the assets and business of the Company or any other sale of the Company (whether by merger, consolidation, sale or stock or otherwise) or any portion of the Real Property, other than with the Purchaser.

                  6. COVENANTS OF THE PURCHASER PENDING CLOSING. The Purchaser covenants with the Company and the Sellers that:

                  6.1. CONSENTS AND APPROVALS. The Purchaser will use its best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on its part to consummate the transactions contemplated in this Agreement.

                  6.2. CONFIDENTIALITY. Prior to the Closing, the Purchaser and its representatives will hold in confidence any data and information obtained with respect to the Company from any representative, officer, director or employee of the Company, including their accountants or legal counsel, or from any books or records of any of them, in connection with the transactions contemplated by this Agreement, except that the Purchaser may disclose such information to its outside attorneys and accountants and to its lender, provided that the Purchaser shall remain responsible to the Company for any unauthorized disclosure thereof by such attorneys, accountants or lender. If the transactions contemplated hereby are not consummated, neither the Purchaser nor its representatives shall disclose such data or information to others, except as such data or information is published or is a matter of public knowledge or is required by an applicable law or regulation to be disclosed. If this Agreement is terminated for any reason, the Purchaser shall return to the Company all written data and information obtained by the Purchaser from the Company or its representatives in connection with the transactions contemplated by this Agreement.

                  7. CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser under this Agreement shall be subject to the following conditions, any of which may be expressly waived by it in writing:

                  7.1. REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS PERFORMED. The Purchaser shall not have discovered any error, misstatement or omission in the representations and warranties made by the Sellers in
         Section 3 hereof; the representations and warranties made by the Sellers herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Company and the Sellers shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing; and the Purchaser shall have received a certificate, signed by the Sellers and an executive officer of the Company, to the effect of the foregoing provisions of this
         Section 7.1.

                  7.2. OPINION OF COUNSEL. The Company shall have caused to be delivered to the Purchaser an opinion of Sitterley and Vandervoort, counsel for the Company and the Sellers, dated the Closing Date, to the effect that:

                              (i) the Company is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Ohio, with full corporate authority to enter into and perform its obligations under this Agreement;

                             (ii) the authorized capital stock of the Company
                  consists of 1,000 shares of Common Stock, no par value, all of which shares are validly issued and outstanding and fully paid and nonassessable;

                            (iii) to the knowledge of such counsel, after due
                  inquiry, there are no outstanding subscriptions, options or other agreements or commitments obligating the Company to issue any shares of its capital stock or securities convertible into shares of its capital stock;

                             (iv) the Shareholders are the record and beneficial
                  owners of the Shares as shown on Schedule I hereto, free and clear of any and all Liens, and the Shareholders have full capacity to sell and transfer the Shares in accordance with this Agreement; and upon such sale and transfer to the Purchaser by the Shareholders, the Purchaser will acquire from the Shareholders all of their rights in the Shares;

                           (v) the execution, delivery and performance by the
                  Company of this Agreement has been duly authorized by its Board of Directors;

                             (vi) this Agreement has been duly and validly
                  executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms;

                            (vii) this Agreement and the other documents to be
                  executed and delivered hereunder (as shall be specified in such opinion) by the Sellers and Jeffrey have been duly and validly executed and delivered by the Sellers and Jeffrey, and this Agreement and such other documents constitute the valid and binding obligations of the Sellers and Jeffrey enforceable against them in accordance with their respective terms;

                           (viii) neither the execution, delivery or
                  consummation of the transactions contemplated by this Agreement or any of such other documents will (x) result in the breach of or constitute a default under the Articles of Incorporation or Code of Regulations of the Company or any loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement known to such counsel and to which either the Company or any Seller is a party or by which they or their respective assets are bound, or (y) violate any order, writ, injunction or decree known to such counsel of any court, administrative agency or governmental body;

                             (ix) no authorization, approval or consent of or
                  declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required in connection with the execution and delivery by the Company and the Sellers of this Agreement or any of such other documents; and

                              (x) to the knowledge of such counsel after due
                  inquiry, there are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting the Company or any of its assets, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality.

         Such opinion may, as to matters of fact, be given in reliance upon certificates of the Sellers and officers of the Company and certificates of public officials, copies of which shall be provided to the Purchaser at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and by principles of equity. Such opinion may be limited to federal law and the internal laws of the State of Ohio.

                  7.3. CONSENTS AND APPROVALS. The Company and the Sellers shall have obtained all consents and approvals of other persons and governmental authorities to the transactions contemplated by this Agreement.

                  7.4. NO LOSS OR DAMAGE. Prior to the Closing there shall not have occurred any loss or damage to the Real Property or the physical assets and properties of the Company (regardless of whether such loss or damage was insured), the effect of which would have a material adverse effect on the condition, business, operations or prospects of the Company or either Home.

                  7.5. RESIGNATIONS AND RELEASES. The Purchaser shall have received such resignations of the officers and directors of the Company as shall have been requested by the Purchaser, as well as written releases, in form and substance acceptable to the Purchaser, under which the Shareholders and their spouses waive and release all rights and claims against the Company save and except only those obligations arising under this Agreement and the exhibits and schedules hereto.

                  7.6. APPROVAL BY COUNSEL. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been approved by counsel for the Purchaser, and such counsel shall have been furnished with such certified copies of actions and proceedings and other instruments and documents as they shall have reasonably requested.

                  7.7. PRE-ACQUISITION REVIEW. The Purchaser and its representatives shall have completed a pre-acquisition review of the financial information, books and records, and properties and assets of the Company, the Homes and the Real Property, and shall have discovered no change in the business, assets, operations, financial condition or prospects of the Company, the Homes or the Real Property which could, in the sole determination of the Purchaser, have a material adverse effect on the value to the Purchaser of the business, assets, financial condition or prospects of the Company, the Homes or the Real Property.

                  7.8. RELATED TRANSACTIONS. Jeffrey shall have executed and delivered to the Purchaser the Non-Competition Agreement, the Shareholders and Jeffrey shall have executed and delivered to the Company their respective Employment Agreements and the Shareholders shall have executed and delivered to the Purchaser the First Refusal Agreement.

                  7.9. ENVIRONMENTAL, OSHA AND STRUCTURAL REPORTS. There shall have been conducted, at the Purchaser's expense, (i) a Phase I (and, if deemed necessary by Purchaser, a Phase II) environmental audit of each Home and the Real Property by an environmental consulting firm selected by Purchaser, (ii) a health and safety inspection of each Home by a person (who may be an employee of the Purchaser) or firm selected by the Purchaser and who is qualified and experienced in such matters in the funeral service industry, and (iii) a structural inspection of each Home by an engineering firm selected by the Purchaser. The Sellers agree to pay the costs and to take the action reasonably recommended by such firms and/or persons, up to $15,000 in the aggregate. In any event, it shall be a condition to the Purchaser's obligations hereunder that the results of the reports of such firms or persons (together with any remedial action, if any, taken by Sellers, regardless of the cost, in response thereto) shall be satisfactory to Purchaser in its sole discretion.

                  7.10. TITLE INSURANCE. The Purchaser shall have received, at its expense, an Owner's Policy of Title Insurance issued to the Purchaser in the amount of the purchase price for the Real Property under Section 1.3, issued by a title company with offices in Fairfield County, Ohio mutually designated by the parties (the "Title Company"), insuring that the Purchaser is the owner of each parcel of the Real Property subject only to the Permitted Encumbrances, and any standard printed exceptions included in an Ohio standard form Owner Policy of Title Insurance. Such policy shall have deleted any exception regarding restrictions or be limited to restrictions that are Permitted Encumbrances, any standard exception pertaining to discrepancies, conflicts or shortages in area shall be deleted except for "shortages in area", and any standard exception for taxes shall be limited to the year in which the Closing occurs.

                  7.11. SURVEY. The Purchaser shall have received, at its expense, an ALTA/ASCM survey prepared by a licensed surveyor approved by the Purchaser and acceptable to the Title Company, with respect to each parcel of Real Property, which survey shall comply with any applicable standards under Ohio law, be sufficient for the Title Company to delete any survey exception contained in the title insurance policy referred to in Section 7.10, save and except for the phrase "shortages in area", and otherwise be in form and content acceptable to Purchaser.

                  7.12. FINANCING COMMITMENT. The Purchaser shall have received from Provident or another financial institution acceptable to it a written commitment, containing such terms and conditions and otherwise in form and substance acceptable to the Purchaser, providing for the extension of financing in order to provide the portion of the purchase price not furnished by the Purchaser or obtained by the Purchaser from other sources, and such commitment shall have been funded in such amount contemporaneously with the Closing.

                  7.13. LIEN RELEASES. The holders of the Liens (other than Permitted Encumbrances) against any assets of the Company or any portion of the Real Property shall have executed and delivered written releases of such Liens, all in recordable form and otherwise acceptable to the Purchaser and its lender.

                  7.14. OTHER MANAGEMENT ARRANGEMENTS. The Shareholders shall have identified to the Purchaser such other key management personnel of the Homes, and the Purchaser shall have entered into mutually satisfactory arrangements regarding the continued employment of such personnel at the Homes following the Closing.

                  8. CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers under this Agreement shall be subject to the following conditions, any of which may be expressly waived by the Sellers in writing:

                  8.1. REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS PERFORMED. The Sellers shall not have discovered any material error, misstatement or omission in the representations and warranties made by the Purchaser in Section 4 hereof; the representations and warranties made by the Purchaser herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing; and the Sellers shall have received a certificate, signed by an executive officer of the Purchaser, to the effect of the foregoing provisions of this Section 8.1.

                  8.2. OPINION OF COUNSEL. The Purchaser shall have caused to be delivered to the Sellers an opinion of Snell & Smith, A Professional Corporation, counsel for the Purchaser, to the effect that:

                             (i) the Purchaser is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the other documents contemplated herein to be executed and delivered by the Purchaser (as shall be specified in such opinion);

                            (ii) the execution, delivery and performance by the
                  Purchaser of this Agreement and such other documents have been duly authorized by its Board of Directors;

                           (iii) this Agreement is, and upon execution and
                  delivery as herein provided such other documents will be, valid and binding upon the Purchaser and enforceable against the Purchaser in accordance with their respective terms;

                            (iv) neither the execution, delivery or performance
                  by the Purchaser of this Agreement or any of such other documents will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Certificate of Incorporation or Bylaws of the Purchaser or under any loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement known to such counsel and to which the Purchaser is a party or by which it or its property is bound, or violate any order, writ, injunction or decree known to such counsel and of any court, administrative agency or governmental body;

                             (v) assuming the accuracy of the Shareholders'
                  representations in Section 3.28 hereof, the offer and sale of the Series D Shares by Carriage to the Shareholders is exempt from the registration requirements of the Securities Act of 1933, as amended, and the securities law of the State of Ohio; and

                            (vi) no authorization, approval or consent of or
                  declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required in connection with the execution and delivery by the Purchaser of this Agreement or any of such other documents, or the performance of its obligations hereunder or thereunder.

         Such opinion may, as to matters of fact, be given in reliance upon certificates of officers of the Purchaser and certificates of public officials, copies of which shall be provided to the Company at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights and by principles of equity. Such opinion may be limited to federal law and the internal laws of the State of Texas.

                  8.3. CONSENTS AND APPROVALS. The Purchaser shall have obtained all consents and approvals of other persons and governmental authorities to the transactions contemplated by this Agreement.

                  8.4. RELATED TRANSACTIONS. The Purchaser shall have executed and delivered to Jeffrey the Non-Competition Agreement, Carriage shall have issued to Jeffrey the Series D Shares contemplated thereby, and the Company shall have executed and delivered to the Shareholders and Jeffrey their respective Employment Agreements.

                  9. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  9.1. NATURE OF STATEMENTS. All statements contained in this Agreement or any Schedule or Exhibit hereto shall be deemed representations and warranties of the party executing or delivering the same.

                  9.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Regardless of any investigation made at any time by or on behalf of any party hereto, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or any Schedule or Exhibit hereto or in connection with the transactions contemplated hereby and thereby shall not terminate but shall survive the Closing and continue in effect thereafter.

                  10. INDEMNIFICATION.

                  10.1. INDEMNIFICATION BY THE SELLERS. The Sellers jointly and severally agree to indemnify and hold harmless the Purchaser and (following the Closing) the Company, and their respective successors and assigns, from and against any and all losses, damages, liabilities, obligations, costs or expenses (any one such item being herein called a "Loss" and all such items being herein collectively called "Losses") which are caused by or arise out of (i) any breach or default in the performance by the Company or the Sellers of any covenant or agreement of the Company or the Sellers contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Company or the Sellers herein, in any Schedule delivered to the Purchaser pursuant hereto or in any certificate or other instrument delivered by or on behalf of the Company or the Sellers pursuant hereto, (iii) any Unassumed Liability of the Company, whether absolute or contingent, known or unknown, to the extent not paid or discharged at Closing as provided in Section 1.4 and (iv) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing. To the extent that the Purchaser or the Company receives payment in respect of an indemnified Loss from any insurance maintained by the Company prior to the Closing or by the Shareholders (and at their cost) at any time, the Purchaser or the Company (as the case may be) may not also recover from the Shareholders for the Loss on which such payment has been received (except to the extent not covered by insurance).

                  10.2. INDEMNIFICATION BY THE PURCHASER. The Purchaser agrees to indemnify and hold harmless the Sellers and their heirs and assigns from and against any Losses which are caused by or arise out of (i) any breach or default in the performance by the Purchaser of any covenant or agreement of the Purchaser contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Purchaser herein or in any certificate or other instrument delivered by or on behalf of the Purchaser pursuant hereto, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.

                  10.3. THIRD PARTY CLAIMS. If any third person asserts a claim against a party entitled to indemnification hereunder ("indemnified party") that, if successful, might result in a claim for indemnification against another party hereunder ("indemnifying party"), the indemnifying party shall be given prompt written notice thereof and shall have the right (i) to participate in the defense thereof and be represented, at its own expense, by advisory counsel selected by it, and (ii) to approve any settlement if the indemnifying party is, or will be, required to pay any amounts in connection therewith, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if within ten business days after delivery of the indemnified party's notice described above, the indemnifying party indicates in writing to the indemnified party that, as between such parties, such claims shall be fully indemnified for by the indemnifying party as provided herein, then the indemnifying party shall have the right to control the defense of such claim, provided that the indemnified party shall have the right (i) to participate in the defense thereof and be represented, at its own expenses, by advisory counsel selected by it, and (ii) to approve any settlement if the indemnified party's interests are, or would be, affected thereby.

                  10.4. OFFSET. If any Seller becomes obligated to indemnify the Purchaser after the Closing Date pursuant to this Agreement, at any time when any Deferred Purchase Price remains payable under Section 1.3, then the Purchaser may, at its option and without prejudice to any right of the Purchaser to proceed directly against any Seller, set-off the amount for which the Sellers shall be so obligated against the Deferred Purchase Price. The exercise of such right of set-off shall be evidenced by means of a written notice to such effect given by the Purchaser to the Sellers, describing the basis for indemnity and set-off hereunder and the amount of the set-off.

                  10.5. CERTAIN LIMITATIONS. Notwithstanding the foregoing provisions of this Section 10, (i) the Purchaser shall not seek indemnification from the Sellers under clauses (i) or (ii) of Section
         10.1 (or clause (iv) thereof, insofar as the same relates to said clauses (i) or (ii)), until such time as the total of all Losses is at least $5,000.00, at which time the Purchaser shall be entitled to indemnification for all Losses, including the first $5,000.00, and (ii) the Purchaser shall not assert any claim for indemnification (other than arising in respect of Section 12.2) after the fifth anniversary of the Closing Date, provided that the foregoing shall not affect any claims for indemnification that theretofore have been asserted and are then pending, which shall continue in effect until such claims are finally resolved.

                  11.      TERMINATION.

                  11.1. BEST EFFORTS TO SATISFY CONDITIONS. The Company and the Sellers agree to use their best efforts to bring about the satisfaction of the conditions specified in Section 7 hereof; and the Purchaser agrees to use its best efforts to bring about the satisfaction of the conditions specified in Section 8 hereof.

                  11.2. TERMINATION. This Agreement may be terminated prior to Closing by:

                           (a) the mutual written consent of the Sellers and the
                  Purchaser;

                           (b) the Purchaser if a material default shall be made
                  by the Company or any Seller in the observance or in the due and timely performance by any of their covenants herein contained, or if there shall have been a breach or misrepresentation by any Seller of any of their warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by the Sellers at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Purchaser in writing;

                           (c) the Sellers if a material default shall be made
                  by the Purchaser in the observance or in the due and timely performance by the Purchaser of any of the covenants of the Purchaser herein contained, or if there shall have been a material breach or misrepresentation by the Purchaser of any of its warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by the Purchaser at or before the Closing shall not have bene complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Sellers in writing; or

                           (d) either the Sellers or the Purchaser, if the
                  Closing has not occurred by March 29, 1996.

                  11.3. LIABILITY UPON TERMINATION. If this Agreement is terminated under paragraph (a) or (d) of Section 11.2, then no party shall have any liability to any other parties hereunder. If this Agreement is terminated under paragraph (b) or (c) of Section 11.2, then (i) the party so terminating this Agreement shall not have any liability to any other party hereto, provided the terminating party has not breached any representation or warranty or failed to comply with any of its covenants in this Agreement, and (ii) such termination shall not prejudice the rights and remedies of the terminating party against any other party which has breached any of its representations, warranties or covenants herein prior to such termination.

                  12. POST-CLOSING COVENANTS.

                  12.1. CLOSING DATE RECEIVABLES. As described in Section 2.2(iv), the Company shall, immediately prior to the Closing, distribute to the Shareholders the Closing Date Receivables. On the Closing Date, the Shareholders shall prepare and deliver to the Purchaser a list, certified by them to be accurate and complete, of all of the Closing Date Receivables. Following the Closing, the Purchaser shall have the exclusive (even as to the Shareholders) right to manage and oversee the collection of the Closing Date Receivables.

         On or before the 15th day of each month following each month in which there are any collections on Closing Date Receivables, the Purchaser shall remit to the Shareholders the amount of such collections during the preceding month. The Purchaser shall have no duty to pursue collection of Closing Date Receivables by means greater than used on its collection of other accounts receivable, and in no event shall the Purchaser be required to institute suit or refer any account to a collection agency. At any time after the Closing, the Purchaser may, in its sole discretion, return the management and control over the Closing Date Receivables to the Shareholders, by giving written notice to them to such effect.

                  12.2.    RESTRICTIVE COVENANTS OF THE SHAREHOLDERS.

                  (a) NON-COMPETITION. If the Closing occurs, then for a period commencing on the Closing Date and ending ten (10) years thereafter, neither Shareholder shall, except in rendering services for the Purchaser, directly or indirectly:

                             (i) engage, as principal, agent, trustee or through
                  the agency of any corporation, partnership, association or agent or agency, anywhere within a fifty (50) mile radius of either Home (the "Territory"), in the funeral, mortuary, crematory, monument, or any related line of business (collectively, the "Business");

                            (ii) own or hold any beneficial interest in one
                  percent (1%) or more of the voting securities in any corporation, partnership or other business entity which conducts its operations, in whole or in part, in the Business within the Territory;

                           (iii) become an employee of or consultant to, or
                  otherwise serve in any similar capacity with, any corporation, partnership or other business entity that conducts its business, in whole or in part, in the Business within the Territory; or

                            (iv) cause or induce any present or future employee
                  of the Purchaser or any of its affiliates to leave the employ of the Purchaser or any such affiliate to accept employment with such Shareholder or with any person, firm, association or corporation with which such Shareholder may be or become affiliated.

                  Without limiting the generality of the foregoing, a Shareholder shall be deemed directly or indirectly engaged in the Business if he acts as a funeral director at any funeral establishment within the Territory, if a Shareholder engages in the sale or marketing of preneed funeral contracts for services to be performed within the Territory, or if a

         Shareholder promotes or finances any family member or affiliate to operate a Business or engage in any of the foregoing activities within the Territory.

                  (b) REFORMATION. The above covenants shall not be held invalid or unenforceable because of the scope of the territory or actions subject thereto or restricted thereby, or the period of time within which such covenants are operative; but any judgment of a court of competent jurisdiction may define the maximum territory and actions subject to and restricted thereby and the period of time during which such covenants are enforceable.

                  (c) REMEDIES. Each Shareholder agrees that any remedy at law for any actual or threatened breach of any of the foregoing covenants would be inadequate and that the Purchaser shall be entitled to specific performance hereof or injunctive relief or both, by temporary or permanent injunction or such other appropriate judicial remedy, writ or order as may be entered into by a court of competent jurisdiction in addition to any damages that the Purchaser may be legally entitled to recover together with reasonable expenses of litigation, including attorneys' fees incurred in connection therewith, as may be approved by such court.

                  (d) REPRESENTATIONS. Each Shareholder represents and warrants to and agrees with the Purchaser that (i) such Shareholder understands that the foregoing restrictions are being made incident to and as a condition of consummation of the transactions contemplated hereby, and that such covenants are necessary in order to protect the business and goodwill being acquired thereby, (ii) such covenants are not oppressive to either Shareholder in any respect, and (iii) the consideration for such restrictions is included in the purchase price for the Shares, which consideration each Shareholder acknowledges is fair and adequate for the giving of the covenants herein and for which such Shareholder acknowledges a direct and valuable benefit.

                  (e) INDEPENDENT OBLIGATIONS. The foregoing covenants shall represent several, but not joint, obligations, of the Shareholders. A breach by one Shareholder of any of such covenants shall not, by itself, constitute a breach thereof by the other Shareholder.

                  (f) PURCHASE PRICE ALLOCATION. The parties agree to allocate $50,000 of the purchase price for the Shares to the foregoing covenants for federal income tax purposes, pursuant to Section 1060(a) of the Code. Such allocation is not intended to be a measure of the amount or range of damages which the Purchaser may suffer or recover as a result of any breach of the foregoing covenants, and the Shareholders acknowledge that in case of any such breach, the Purchaser shall be entitled to seek in excess of such amount as it may otherwise be able to demonstrate itself justly entitled to.

                  12.3. 401(K) PLAN. As described on Schedule 3.21, the Company has maintained the Dwayne R. Spence Funeral Home, Inc. 401(k) Plan (the "401(k) Plan") for the benefit of its employees. The Shareholders, following the Closing, shall take all necessary steps to terminate the 401(k) Plan under ERISA and the Code. The Shareholders, jointly and severally, shall be responsible for and shall indemnify the Purchaser and the Company for, (i) all legal, actuarial, trustee and other filing fees, costs and expenses and administrative costs in connection with the termination of the 401(k) Plan and the distribution of its assets to plan beneficiaries, (ii) any liability or other amounts owed to 401(k) Plan beneficiaries in excess of the assets in the 401(k) Plan available therefor, and (iii) all fines, penalties and other assessments of the Internal Revenue Service of the Pension Benefit Guaranty Corporation for any failure of the 401(k) Plan to have fully complied (and after the Closing Date to continue to comply) with all applicable laws, rules and regulations.

                  13.      MISCELLANEOUS.

                  13.1. EXPENSES. Regardless of whether the Closing occurs, the parties shall pay their own expenses in connection with the negotiation, preparation and carrying out of this Agreement and the consummation of the transactions contemplated herein. If the transactions contemplated by this Agreement and the Exhibits hereto are consummated, the Company shall have no obligation for, nor shall it be charged with, any such expenses of the Sellers. All sales, transfer, stamp or other similar taxes, if any, which may be assessed or charged in connection with the transactions hereunder shall be borne by the Sellers.

                  13.2. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been given when personally delivered or three business days following the date, mailed, first class, registered or certified mail, postage prepaid, as follows:

                            (i)     if to the Company or any Seller, to:

                                    Dwayne R. Spence Funeral Home, Inc.
                                    650 W. Waterloo Street
                                    Canal Winchester, Ohio  43110
                                    Attention:  Mr. Dwayne R. Spence
                                    with a copy to:

                                    Sitterley and Vandervoort
                                    123 South Broad Street, Suite 211
                                    Lancaster, Ohio  43130
                                    Attention:  Mr. William J. Sitterley

                           (ii)     if to the Purchaser, to:

                                    Carriage Funeral Holdings, Inc.
                                    1300 Post Oak Boulevard, Suite 1500
                                    Houston, Texas  77056
                                    Attention:  Mr. Melvin C. Payne

                                    with a copy to:

                                    Snell & Smith, A Professional Corporation
                                    1000 Louisiana, Suite 3650
                                    Houston, Texas  77002
                                    Attention: Mr. W. Christopher Schaeper

         or to such other address as shall be given in writing by any party to the other parties hereto.

                  13.3. ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties, provided, however, that following the Closing the Purchaser may assign its rights hereunder without the consent of any Seller to a successor-in-interest to the Purchaser or the Company (whether by merger, sale of assets or otherwise), without, however, releasing the assigning party of its continuing liability hereunder.

                  13.4. SUCCESSORS BOUND. Subject to the provisions of Section 13.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

                  13.5. SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  13.6. AMENDMENT. This Agreement may be amended only by an instrument in writing executed by all of the parties hereto.

                  13.7. ENTIRE AGREEMENT. This Agreement and the Exhibits, Schedules, certificates and other documents referred to herein constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof and thereof (including, without limitation, the letter of intent dated December 21, 1995).

                  13.8. GOVERNING LAW. This Agreement shall be construed and enforced under and in accordance with and governed by the law of the State of Ohio.

                  13.9. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

                                 THE PURCHASER:

                                 CARRIAGE FUNERAL HOLDINGS, INC.



                                 By: MARK W. DUFFEY
                                     MARK W. DUFFEY,
                                     Executive Vice President

                                 THE COMPANY:

                                 DWAYNE R. SPENCE FUNERAL HOME, INC.



                                 By: DWAYNE R. SPENCE
                                     DWAYNE R. SPENCE, President

                                 THE SELLERS:



                                 DWAYNE R. SPENCE
                                 DWAYNE R. SPENCE,
                                 Individually  and as General Partner of S&S
                                 MANAGEMENT COMPANY



                                 PATRICIA F. SPENCE
                                 PATRICIA F. SPENCE



                                 JAMES H. SHERIDAN
                                 JAMES H.  SHERIDAN,
                                 Individually and as General Partner of S&S MANAGEMENT COMPANY

EXHIBIT                           DESCRIPTION

  A   Letter of Credit
    B                             Non-Competition Agreement
    C-1                           Employment Agreement
                                  (Dwayne R. Spence)
    C-2                           Employment Agreement
                                  (James H. Sheridan)
    C-3                           Employment Agreement
                                  (Jeffrey Spence)
  D First Refusal Agreement


SCHEDULE                          DESCRIPTION

I                                 Stock Ownership
3.6 Real Property
3.12                              Fixed Assets
3.13                              Contracts and Commitments
3.14                              Preneed Contracts and Trust Accounts
3.15                              Trademarks, Etc.
3.17                              Licenses
3.20                              Employees
3.21                              Employee Benefit Plans